UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

Venture Lending & Leasing VII, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-00969	45-5589518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special shareholder meeting (the “Meeting”) of Venture Lending & Leasing VII, Inc. (the “Fund”) was held on July 15, 2021, to consider and vote on the proposals to liquidate and dissolve the Fund and to terminate its status as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

On May 18, 2021, the record date for the Meeting, there were 100,000 shares of Common Stock, $.001 par value (the “Fund Shares”) of the Fund outstanding and entitled to vote. 100% of the Fund Shares are owned by Venture Lending & Leasing VII, LLC (the “LLC”). The LLC in turn is owned by its members (the “LLC Members”). The Operating Agreement of the LLC grants the LLC Members pass-through voting rights, meaning that the LLC, as the sole shareholder of the Fund, may take no action as shareholder of the Fund without first securing the approval of the LLC Members, with the same vote required of the LLC Members as is required of the shareholder of the Fund. Accordingly, the approval of the proposals to liquidate and dissolve the Fund and to terminate its status as a BDC under the 1940 Act required the prior approval of at least a majority of the outstanding LLC Shares.

313,900 out of 375,000 total outstanding LLC Shares, or 83.71% of the LLC Shares, were cast in favor of the proposal, and no LLC Shares were cast against or withheld for the proposal. Consequently, the LLC cast 100% of the Fund Shares in favor of the liquidation and dissolution of the Fund and the termination of its status as a BDC under the 1940 Act.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE LENDING & LEASING VII, INC.
(Registrant)

By: /s/ Maurice C. Werdegar
Maurice C. Werdegar
Chief Executive Officer

Date: July 19, 2021